Exhibit 99.1

July 1, 2013
Dear Fellow Stockholder:

On June 12, Inland Diversified hosted its annual stockholder meeting at the Inland campus. The meeting provided an important forum to review our company's progress over the past year, while also discussing our future plans. The entire presentation is available for your review at www.inlanddiversified.com, and it includes the following highlights:

•	Inland Diversified successfully completed its offering in 2012, with $1.1 billion in raised capital

•	All remaining capital proceeds were fully invested by year-end 2012

•	Positive momentum has carried into 2013, with a portfolio economic occupancy rate above 97%

•	Consideration of a liquidity event for stockholders is underway

As we reflect on our company's successes thus far, we are entirely focused on the next critical steps toward executing our strategic plan. We recently announced that our Board of Directors has formed a special committee of independent directors to review alternatives for a potential liquidity event for the company's stockholders. The special committee has retained Wells Fargo Securities as its financial adviser to assist with the review process, and it plans to meet regularly with the company's management team as the plan progresses. The company has not made a decision to pursue any specific liquidity alternative. There is no set timetable for completion of this process and there can be no assurances that the review process will result in any transaction being announced or completed. The company does not plan to provide updates or make any further comment on the review process unless and until such time as the Board has approved a specific action or otherwise has determined that further disclosure is appropriate.
We are pleased to enclose your check or account statement which includes information regarding your share of the 6% annualized distribution on a share purchase price of $10.00 paid to stockholders for record dates in June 2013. We are proud of our sponsor's 40+ years of integrity, and Inland Diversified's ongoing commitment not to pay any portion of your distribution out of offering proceeds.
We appreciate and thank you for your investment in Inland Diversified.
Sincerely,
INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

Robert D. Parks		Barry L. Lazarus
Chairman of the Board		President and Chief Operating Officer

Enclosure

cc:	Trustee
Broker Dealer
Financial Advisor

(Please see reverse side for an important disclosure.)

This letter contains forward-looking statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as may, would, expect, intend, estimate, anticipate, plan, seek, appears, or believe. Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the uncertainties related to any liquidity alternative being identified or consummated, general economic conditions, unforeseen events affecting the real estate industry or particular markets, and other factors detailed under Risk Factors in our most recent Form 10-K and subsequent Form 10-Qs on file with Securities and Exchange Commission.

Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, the Company undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.